Exhibit 99.1

CUMULUS MEDIA INC.
Cumulus Reports Third Quarter 2013 Results
ATLANTA, GA — October 29, 2013: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today reported financial results for the three and nine months ended September 30, 2013.
Lew Dickey, Chairman & CEO stated: “This was another solid quarter for the Company. Our growth initiatives complimented our core business, which continued to take share, and we are seeing a continuation of these trends in fourth quarter.”
Financial highlights are as follows (in thousands, except percentages) (footnote follows):

	Three months ended September 30,			Nine months ended September 30,
	2013	2012	% Change	2013	2012	% Change
Net revenues	$281,073	$275,350	2.1%	$803,621	$792,386	1.4%
Net income	7,037	56,045	(87.4)%	25,148	52,059	(51.7)%
Adjusted EBITDA (1)	99,170	106,398	(6.8)%	271,855	286,504	(5.1)%
Free cash flow (1)	$61,259	$62,150	(1.4)%	$141,072	$132,240	6.7%
Three Months Ended September 30, 2013 Compared to Three Months Ended September 30, 2012
Net Revenues
Net revenues for the three months ended September 30, 2013 increased $5.7 million, or 2.1%, to $281.1 million, compared to $275.4 million for the three months ended September 30, 2012. This increase was primarily attributable to a $4.6 million increase in local spot advertising revenue, an increase of $2.1 million in national advertising revenue, an increase of $1.3 million in live event revenue, and an increase of $0.9 million in revenue due to the addition of stations in the Bloomington and Peoria markets which were acquired in July 2012, all of which was partially offset by a decrease of $2.9 million in cyclical political revenues.
Direct Operating Expenses, Excluding Depreciation and Amortization
Direct operating expenses for the three months ended September 30, 2013 increased $12.3 million, or 7.6%, to $174.0 million, compared to $161.7 million for the three months ended September 30, 2012. The increase was primarily attributable to $4.0 million of ongoing investments in national content initiatives, a $1.9 million increase related to ongoing investments in our sales infrastructure, and a $0.6 million increase in expenses due to the acquisition of stations in the Bloomington and Peoria markets.  In addition, music publishing license fees increased by $8.3 million as a result of a non-recurring, one-time credit received in the comparable 2012 period from an industry-wide settlement with Broadcast Music, Inc.
Corporate, General and Administrative Expenses, Including Stock-based Compensation Expense
Corporate general and administrative expenses, including stock-based compensation expense, for the three months ended September 30, 2013 decreased $1.2 million, or 9.4%, to $11.8 million, compared to $13.0 million for the three months ended September 30, 2012. This decrease is primarily due to a decrease of $1.7 million in acquisition costs, partially offset by an increase of $0.4 million in other overhead costs.
Interest Expense, net
Total interest expense, net of interest income, for the three months ended September 30, 2013 decreased $4.6 million, or 9.2%, to $45.2 million compared to $49.8 million for the three months ended September 30, 2012. Interest expense associated with outstanding debt decreased by $5.2 million to $41.7 million as compared to $46.9 million in the prior year period. This decrease was due to lower average indebtedness outstanding resulting from principal repayments and a lower weighted average cost of debt due to the December 2012 amendment to our first lien credit facility.

Capital Expenditures
Capital expenditures for the three months ended September 30, 2013 totaled $3.6 million, which represented routine capital expenditures required for the maintenance of the Company’s technical facilities. Capital expenditures during the three months ended September 30, 2012 were $2.7 million.
Liquidity and Capital Resources
At September 30, 2013, cash on hand was $64.2 million. We prepaid $50 million of principal outstanding under our senior credit facility in the quarter ended September 30, 2013 and had $150.0 million of borrowing availability under our revolving credit facility at that date. On October 16, 2013, we closed on an underwritten public offering where we sold 18,860,000 shares of our Class A common stock at a price to the public of $5.00 per share.  Net proceeds after underwriting discounts and commissions and estimated offering expenses were $89.8 million.  We intend to use approximately $78.0 million of the net proceeds from the offering to redeem all outstanding shares of the Company’s Series B preferred stock, including accrued and unpaid dividends. The remaining net proceeds from the offering are expected to be placed in our corporate treasury and used for general corporate purposes.
Based on our financial condition as of September 30, 2013, and after giving effect to the transactions described above, we believe that cash on hand and cash expected to be generated from operating activities will be sufficient to satisfy our anticipated financing needs for working capital, capital expenditures, interest and debt service payments, and any repurchases of securities and other debt obligations for the foreseeable future.
Nine Months Ended September 30, 2013 Compared to Nine Months Ended September 30, 2012
Net Revenues
Net revenues for the nine months ended September 30, 2013 increased $11.2 million, or 1.4%, to $803.6 million, compared to $792.4 million for the nine months ended September 30, 2012. This increase was attributable to a $5.8 million increase in local spot advertising revenue, an increase of $4.3 million in national advertising revenue, an increase of $4.8 million in live event revenue and a $5.9 million increase in revenue due to the addition of stations in the Bloomington and Peoria markets which were acquired in July 2012, partially offset by a decrease of $6.9 million in cyclical political revenue.
Direct Operating Expenses, Excluding Depreciation and Amortization
Direct operating expenses for the nine months ended September 30, 2013 increased $25.9 million, or 5.3%, to $510.0 million, compared to $484.1 million for the nine months ended September 30, 2012. The increase was primarily attributable to a $22.6 million increase in our national content initiatives as well as ongoing investments in our sales infrastructure and a $4.1 million increase in expenses due to the addition of the stations in the Bloomington and Peoria markets we acquired from Townsquare Media in July 2012.
Corporate, General and Administrative Expenses, Including Stock-based Compensation Expense
Corporate general and administrative expenses, including stock-based compensation expense, for the nine months ended September 30, 2013 decreased $13.1 million, or 28.2%, to $33.4 million, compared to $46.5 million for the nine months ended September 30, 2012. The decrease is primarily due to a decrease in acquisition related costs of $4.9 million mostly associated with the closure of the legacy Citadel corporate offices and an $8.3 million decrease in stock-based compensation expense.
Interest Expense, net
Total interest expense, net of interest income, for the nine months ended September 30, 2013 decreased $16.9 million, or 11.3%, to $133.3 million compared to $150.2 million for the nine months ended September 30, 2012. Interest expense associated with outstanding debt decreased by $17.6 million to $124.5 million as compared to $142.1 million in the prior year period. This decrease was due to lower average indebtedness outstanding resulting from principal repayments and a lower weighted average cost of debt due to the December 2012 amendment to our first lien credit facility.
Capital Expenditures
Capital expenditures for the nine months ended September 30, 2013 totaled $8.5 million, which represented routine capital investments in the Company’s technical facilities. Capital expenditures during the nine months ended September 30, 2012 were $4.7 million.
Earnings Call Information
Cumulus Media Inc. will host a teleconference today at 11:00 AM EDT to discuss second quarter results. The conference call dial-in number for domestic callers is 877-830-7699. International callers should dial 973-935-2721 for conference call access.
Please call five to ten minutes in advance to ensure that you are connected prior to the presentation. The call also may be accessed via webcast at www.cumulus.com.

Following completion of the call, a replay can be accessed until 11:59 PM Eastern Time, November 30, 2013. Domestic callers can access the replay by dialing 855-859-2056, replay code #88017399. International callers should dial 404-537-3406 for conference replay access.
Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors, including, but not limited to, risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our inability to renew one or more of our broadcast licenses, changes in interest rates, the timing, our ability to complete any pending acquisitions or dispositions, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to manage rapid growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives and other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”) and subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.
About Cumulus Media Inc.
Cumulus Media Inc. is the largest pure-play radio broadcast company in the United States based on station count, controlling approximately 520 radio stations in 108 U.S. media markets. Cumulus’ headquarters are in Atlanta, Georgia, and its web site is www.cumulus.com. Cumulus shares are traded on NASDAQ under the symbol CMLS.
For further information, please contact:
Cumulus Media Inc.
J.P. Hannan
Senior Vice President, Treasurer and Chief Financial Officer
404-260-6600
jp.hannan@cumulus.com
Footnote to Financial Highlights Table:
The following is the footnote to the Financial Highlights table:

(1)
Adjusted EBITDA and Free Cash Flow are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measures and Definitions” and “Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable GAAP Measures” included herein.

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net revenues	$281,073	$275,350	$803,621	$792,386
Operating expenses:
Direct operating expenses (excluding depreciation, amortization and LMA fees)	174,038	161,740	509,972	484,106
Depreciation and amortization	28,942	35,239	86,809	106,321
LMA fees	628	928	2,356	2,652
Corporate, general and administrative expenses (including stock-based compensation expense of $2,259, $2,764, $7,393 and $15,671, respectively)	11,757	12,979	33,365	46,473
Gain on sale of stations	(5,198)	—	(3,662)	—
Loss (gain) on derivative instrument	172	(129)	(2,672)	624
Impairment of intangible assets	—	—	—	12,435
Total operating expenses	210,339	210,757	626,168	652,611
Operating income	70,734	64,593	177,453	139,775
Non-operating (expense) income:
Interest expense, net	(45,194)	(49,757)	(133,279)	(150,179)
Loss on early extinguishment of debt	—	—	(4,539)	—
Other expense, net	(140)	(224)	(400)	(34)
Total non-operating expense, net	(45,334)	(49,981)	(138,218)	(150,213)
Income (loss) from continuing operations before income taxes	25,400	14,612	39,235	(10,438)
Income tax (expense) benefit	(18,363)	12,175	(14,087)	22,862
Income from continuing operations	7,037	26,787	25,148	12,424
Income from discontinued operations, net of taxes	—	29,258	—	39,635
Net income	$7,037	$56,045	$25,148	$52,059
Basic and diluted income (loss) per common share:
Basic: Income (loss) from continuing operations per share	$0.01	$0.10	$0.06	$(0.03)
Income from discontinued operations per share	$—	$0.14	$—	$0.25
Income per share	$0.01	$0.24	$0.06	$0.22
Diluted: Income (loss) from continuing operations per share	$0.01	$0.10	$0.06	$(0.03)
Income from discontinued operations per share	$—	$0.14	$—	$0.25
Income per share	$0.01	$0.24	$0.06	$0.22
Weighted average basic common shares outstanding	179,699,739	169,510,007	176,994,583	158,902,196
Weighted average diluted common shares outstanding	183,131,260	176,352,267	180,032,349	158,902,196
Non-GAAP Financial Measures and Definitions
We utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. The non-GAAP financial measures used in this release are Adjusted EBITDA and free cash flow.

Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before any non-operating expenses, including net interest expense, depreciation and amortization, stock-based compensation expense, gain or loss on exchange or sale of assets or stations (if any), gain or loss on derivative instruments (if any), discontinued operations (if any), any impairment of intangible assets and goodwill (if any), local marketing agreement (“LMA”) fees, acquisition-related and restructuring costs (if any) and franchise taxes.
Adjusted EBITDA is the financial metric utilized by management to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our radio stations after the incurrence of corporate, general and administrative expenses. Management also uses this measure to determine the contribution of our radio station portfolio, including the corporate resources employed to manage the portfolio, to the funding of our other operating expenses and to the funding of debt service and acquisitions. In addition, Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our first lien credit facility.

In deriving this measure, management excludes depreciation, amortization and stock-based compensation expense, as these do not represent cash payments for activities directly related to the operation of the radio stations. In addition, we exclude LMA fees from our calculation of Adjusted EBITDA, even though these items require a cash settlement, because they are excluded from the definition of Adjusted EBITDA contained in our first lien credit facility. Management excludes any gain or loss on the exchange or sale of assets or radio stations as they do not represent a cash transaction. Management also excludes any gain or loss on derivative instruments as they do not represent a cash transaction nor are they associated with radio station operations. Interest expense, net of interest income, income tax (benefit) expense including franchise taxes, and expenses relating to acquisitions and restructuring costs are also excluded from the calculation of Adjusted EBITDA as they are not directly related to the operation of radio stations. Management excludes any impairment of goodwill and intangible assets as they do not require a cash outlay.

Management believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of a radio company. Management has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for radio broadcasting companies and is a key metric for purposes of calculating and determining compliance with certain covenants in our first lien credit facility. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.
Adjusted EBITDA should not be considered in isolation of, or as a substitute for, net income, operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP.
A quantitative reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, is provided below.
Free Cash Flow
Free cash flow is also utilized by management to analyze the cash generated by our business. Free cash flow measures the amount of cash generated during the applicable period that could be used to fund acquisitions or other growth opportunities or for reinvestment in our business, after funding station and corporate, general and administrative expenses (excluding transaction costs), debt service, income taxes, and capital expenditures.
We define free cash flow as net income before any non-operating expenses, including net interest expense, stock-based compensation expense, depreciation and amortization, gain or loss on the exchange or sale of assets or stations (if any), any gain or loss on derivative instruments (if any), discontinued operations (if any), any impairment of intangible assets and goodwill (if any), net of interest expense (excluding any non-cash charges or credits for changes in values of swaps and amortization of debt issuance costs), income taxes paid and capital expenditures.
Management excludes depreciation and amortization, any gain or loss on the exchange or sale of assets or stations, any realized gain or loss on derivative instruments or impairment of intangible assets and goodwill and other non-cash expenses, including stock-based compensation, from net income as they do not represent cash transactions. Management deducts payments for debt service, income taxes and capital expenditures since these represent amounts that are consistently necessary for our continuing operations, in order to arrive at free cash flow available for growth opportunities or reinvestment in our business.

Management believes that free cash flow, although not a measure that is prepared or calculated in accordance with GAAP, is commonly employed by the investment community to evaluate a company’s ability to pay down debt, pay dividends, repurchase stock and/or facilitate the further growth of a company through acquisition or internal development. Management further believes that free cash flow is also utilized by investors as a measure in determining the market value of a radio company.
Free cash flow should not be considered in isolation of or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because free cash flow is not calculated or presented in accordance with GAAP, it may not be calculated or presented comparably to similarly titled measures used by other companies, and thus comparability may be limited. A quantitative reconciliation of free cash flow to net income calculated in accordance with GAAP is provided below.

Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable GAAP Measures
The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the three and nine months ended September 30, 2013 and 2012 (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$7,037	$56,045	$25,148	$52,059
Income tax expense (benefit)	18,363	(12,175)	14,087	(22,862)
Non-operating expenses, including net interest expense	45,334	49,981	138,218	150,213
LMA fees	628	928	2,356	2,652
Depreciation and amortization	28,942	35,239	86,809	106,321
Stock-based compensation expense	2,259	2,764	7,393	15,671
Gain on sale of stations	(5,198)	—	(3,662)	—
Loss (gain) on derivative instrument	172	(129)	(2,672)	624
Impairment of intangible assets	—	—	—	12,435
Acquisition-related and restructuring costs	1,457	2,728	3,652	8,194
Franchise taxes	176	275	526	832
Discontinued operations	—	(29,258)	—	(39,635)
Adjusted EBITDA	$99,170	$106,398	$271,855	$286,504
The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to free cash flow for the three and nine months ended September 30, 2013 and 2012 (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$7,037	$56,045	$25,148	$52,059
Add:
Income tax expense (benefit)	18,363	(12,175)	14,087	(22,862)
Non-operating expenses, including net interest expense	45,334	49,981	138,218	150,213
Stock-based compensation expense	2,259	2,764	7,393	15,671
Depreciation and amortization	28,942	35,239	86,809	106,321
Gain on sale of stations	(5,198)	—	(3,662)	—
Loss (gain) on derivative instrument	172	(129)	(2,672)	624
Impairment of intangible assets	—	—	—	12,435
Less:
Discontinued operations	—	(29,258)	—	(39,635)
Cash paid for interest	(30,508)	(36,534)	(112,716)	(133,975)
Income taxes paid	(1,524)	(1,047)	(3,085)	(3,956)
Capital expenditures	(3,618)	(2,736)	(8,448)	(4,655)
Free cash flow	$61,259	$62,150	$141,072	$132,240